Exhibit 99.1

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

On October 26, 2023, FSP One Legacy Circle LLC (the “Seller”), a wholly-owned subsidiary of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”), sold a property (the “Property”) to Land Legacy, LP and Manas Legacy, LP (as successor-in-interest to LLL Four Forest, LLC, and together the “Buyer”), pursuant to a Purchase and Sale Agreement dated July 26, 2023, as amended pursuant to a First Amendment to Purchase and Sale Agreement dated September 11, 2023 (as amended, the “Agreement”).  The gross purchase price for the Property was $48,000,000. There were no material relationships, other than in respect of the Agreement, among the Seller and the Buyer, or any of their respective affiliates.  The Property is located at 7500 Dallas Parkway, Plano, Texas.

The following unaudited pro forma condensed consolidated financial statements of FSP Corp. have been prepared to show the pro forma effect of the disposition of the Property, and have been prepared in accordance with Article 11 of Regulation S-X by applying pro forma adjustments to our historical combined financial information.  The pro forma transaction accounting adjustments for the sale consist of those necessary to account for the disposition.  The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2022, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.  The pro forma consolidated balance sheet has been presented as if the disposition of the Property had occurred as of June 30, 2023.  The pro forma condensed consolidated statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are presented as if the disposition was completed on January 1, 2022.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of FSP Corp. for the periods indicated, nor do they purport to represent the financial condition or results of operations of FSP Corp. for any future period.  These unaudited pro forma financial statements are provided for informational purposes only.  FSP Corp.’s financial position and results of operations after the dispositions of the Property may be significantly different than what is presented in these unaudited pro forma financial statements.  In the opinion of FSP Corp. management, all material adjustments necessary to reflect the effect of the above transactions have been made.

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Balance Sheets

June 30, 2023

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (a)	Adjustments		Pro Forma

Assets:
Real estate assets, net	$1,081,959	$(32,504)	(b)	$1,049,455
Acquired real estate leases, net	8,828	(634)	(b)	8,194
Asset held for sale	8,860	-		8,860
Cash, cash equivalents and restricted cash	6,697	46,082	(c)	52,779
Tenant rents receivable, net	1,938	-		1,938
Straight-line rents receivable, net	50,267	(1,382)	(b)	48,885
Prepaid expenses and other assets	5,648	-		5,648
Office computers & furniture, net	127	-		127
Deferred leasing commissions, net	34,985	(1,693)	(b)	33,292

Total assets	$1,199,309	$9,869		$1,209,178

Liabilities and stockholders' equity:
Liabilities:
Bank note payable	$75,000	$-		$75,000
Term loan payable, net of unamortized financing costs	124,471	-		124,471
Series A & Series B Senior Notes, net of unamortized financing costs	199,588	-		199,588
Accounts payable and accrued expenses	32,501	(654)	(b)	31,847
Accrued compensation	2,286	-		2,286
Tenant security deposits	5,666	(224)	(b)	5,442
Lease liability	550	-		550
Acquired unfavorable real estate leases, net	153	(43)	(b)	110
Total liabilities	440,215	(921)		439,294

Stockholders' Equity:
Preferred stock	-	-		-
Common stock	10	-		10
Additional paid in capital	1,335,091	-		1,335,091
Accumulated other comprehensive loss	2,480	-		2,480
Accumulated distributions in excess of accumulated earnings	(578,487)	10,790	(d)	(567,697)
Total stockholders' equity	759,094	10,790		769,884

Total liabilities and stockholders' equity	$1,199,309	$9,869		$1,209,178

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended

June 30, 2023

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (e)	Adjustments		Pro Forma
Revenues:
Rental	$74,024	$(2,716)	(f)	$71,308
Other	9	-		9
Total revenues	74,033	(2,716)		71,317
Expenses:
Real estate operating expenses	24,830	(612)	(f)	24,218
Real estate taxes and insurance	14,142	(679)	(f)	13,463
Depreciation and amortization	29,372	(984)	(f)	28,388
General and administrative	7,584	(18)	(f)	7,566
Interest	11,890	-		11,890
Total expenses	87,818	(2,293)		85,525

Loss on extinguishment of debt	(67)	-		(67)
Gain on consolidation of Sponsored REIT	394	-		394
Gain on sale of properties and impairment of asset held for sale, net	7,586	-		7,586
Loss before taxes on income	(5,872)	(423)		(6,295)
Tax expense on income	142	(16)	(f)	126

Net loss	$(6,014)	$(407)		$(6,421)

Weighted average number of shares outstanding, basic and diluted	103,283			103,283

Net loss per share, basic and diluted	$(0.06)			$(0.06)

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended

December 31, 2022

(dollars in thousands, except per share amounts)

		Transaction
	Historical	Accounting
	FSP Corp. (e)	Adjustments		Pro Forma
Revenues:
Rental	$163,739	$(4,841)	(f)	$158,898
Related party revenue:
Management fees and interest from loans	1,855	-		1,855
Other	21	-		21
Total revenues	165,615	(4,841)		160,774
Expenses:
Real estate operating expenses	52,820	(1,183)	(f)	51,637
Real estate taxes and insurance	34,620	(1,084)	(f)	33,536
Depreciation and amortization	63,808	(1,877)	(f)	61,931
General and administrative	13,885	(12)	(f)	13,873
Interest	22,808	-	(f)	22,808
Total expenses	187,941	(4,156)		183,785

Loss on extinguishment of debt	(78)	-		(78)
Impairment and loan loss reserve	(4,237)	-		(4,237)
Gain on sale of properties, net	27,939	10,790	(g)	38,729
Income before taxes on income	1,298	10,105		11,403
Tax expense on income	204	(23)	(f)	181

Net income	$1,094	$10,128		$11,222

Weighted average number of shares outstanding, basic and diluted	103,338			103,338

Net income per share, basic and diluted	$0.01			$0.11

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

The above unaudited condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp.  Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the condensed consolidated financial pro forma information.  These assumptions are as follows:

1. Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(a)	Represents FSP Corp.’s historical condensed consolidated balance sheet as of June 30, 2023, which was derived from FSP Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023. FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes. FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations.

FSP Corp. has subsidiaries which are not in the business of real estate operations.  Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates.  FSP Corp. is also subject to a business tax known as the Revised Texas Franchise Tax.  Some of FSP Corp.’s leases allow reimbursement by tenants for these amounts because the Revised Texas Franchise Tax replace a portion of the property tax for school districts.  Because the tax base of the Revised Texas Franchise Tax is derived from an income-based measure, it is considered an income tax.  The taxes on income shown in the pro forma condensed consolidated statements of operations relates primarily to the Revised Texas Franchise Tax.  There are no material items that would cause a deferred tax asset or a deferred tax liability.

(b)	Represents FSP Corp.’s disposition of the Property and the necessary adjustments to eliminate the real estate assets, rights and obligations associated with tenant leasing arrangements, accrued property and income taxes, and related intangible assets based on their carrying values as of June 30, 2023, disposed of on October 26, 2023.
(c)	Represents the net disposition proceeds received. The gross sales price of the Property was $48 million less purchase credits of $0.4 million, less estimated disposition related costs of $0.6 million, less payment of property taxes in the amount of $0.7 million and security deposits of $0.2 million to the Buyer.
(d)	Represents FSP Corp.’s disposition of the Property and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $46.1 million as described above in (c), less the carrying amounts of assets and liabilities as of June 30, 2023, less taxes on income on the sale of the property of approximately $18,000.

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operation

(e)	Represents FSP Corp.’s historical condensed consolidated statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, which were derived from FSP Corp.’s Quarterly Report on Form 10-Q for the six months ended June 30, 2023 and the Annual Report on Form 10-K for the year ended December 31, 2022, respectively. The condensed consolidated statement of operations for the six months ended June 30, 2023, and year ended December 31, 2022 includes a nonrecurring gain of $7.6 million and $27.9 million, respectively, for the sale of properties unrelated to the Property sold on October 26, 2023.
(f)	Represents FSP Corp.’s disposition of the Property and the necessary adjustment to eliminate the impact of historical rental income, real estate operating expenses, real estate taxes and insurance, depreciation and amortization, general and administrative expenses, and income tax expenses associated with the Property.
(g)	Represents FSP Corp.’s disposition of the Property and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $46.1 million as described above in (c), less the carrying amounts of assets and liabilities as of June 30, 2023, less taxes on income on the sale of the property of approximately $18,000.